UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 30, 2005

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Milik Street, Carteret, New Jersey 07008
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:    (732) 499-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐            Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Amended and Restated Stockholders’ Agreement

Effective November 30, 2005, Pathmark Stores, Inc., a Delaware corporation (“Pathmark”), and certain investment funds (the “Investors”) affiliated with The Yucaipa Companies LLC (“Yucaipa”) entered into an Amended and Restated Stockholders’ Agreement (the “Stockholders’ Agreement”), amending and restating the Stockholders’ Agreement, dated as of June 9, 2005, between the Investors and Pathmark (the “Original Stockholders’ Agreement”), which was amended and restated on August 23, 2005 (the “Amended Stockholder’s Agreement”).

Pathmark and the Investors entered into the Stockholders’ Agreement in order to reduce the size of Pathmark’s Board of Directors (the “Board”). Accordingly, pursuant to the new terms of the Stockholders’ Agreement, the Board consists of five independent directors and four directors designated by the Investors and one additional director who is the Chief Executive Officer. In general, the other terms of the Amended Stockholders’ Agreement remain unchanged.

A copy of the Stockholders’ Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Stockholders’ Agreement.  Summaries of the terms of the Original Stockholders’ Agreement and the Amended Stockholders’ Agreement, as well as copies of such agreements, are included in Forms 8-K filed by Pathmark with the Securities and Exchange Commission on June 15, 2005 and August 25, 2005, respectively.

Employee Equity and Non-Employee Director Equity Plans

On November 30, 2005, at the Annual Meeting of Stockholders of Pathmark, Pathmark’s stockholders approved the Pathmark Amended and Restated 2000 Employee Equity Plan (the “Employee Equity Plan”) and the Pathmark Amended and Restated 2000 Non-Employee Director Equity Plan (the “Non-Employee Director Equity Plan”).  Copies of the Employee Equity Plan and the Non-Employee Director Equity Plan are included in the Proxy Statement filed by Pathmark with the Securities and Exchange Commission on November 2, 2005.

On November 30, 2005, Pathmark awarded nonqualified stock options to certain non-employee directors of Pathmark pursuant to the Non-Employee Director Equity Plan.  The following non-employee directors received awards of nonqualified stock options to purchase the indicated number of shares of Pathmark common stock:  Daniel H. Fitzgerald, 5,000 shares; Bruce Hartman, 5,000 shares; David R. Jessick, 16,667 shares; Larry R. Katzen, 15,000 shares; Gregory Mays, 17,500 shares; Sarah E. Nash, 15,000 shares; John J. Zillmer, 15,000 shares.  A form of the Nonqualifed Stock Option Award Agreements applicable to such awards is included as Exhibit 10.2 and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

On November 30, 2005, in accordance with the terms of the Stockholders’ Agreement, Pathmark amended its by-laws.

Section III.3 of the by-laws was amended to read as follows: “The number of directors may be fixed from time to time by resolution of the Board of Directors, such resolution to be approved by not less than one more than a majority of the directors then in office, but shall not be less than nine (9) nor more than ten (10).”

Section III.6 of the by-laws was amended to read as follows: “A newly elected Board of Directors shall meet and organize, and also may transact any other business which might be transacted at a regular meeting thereof, as soon as practicable after each Annual Meeting of Stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided at least five (5) of the directors are present.  The directors shall at the organizational meeting and from time to time thereon appoint a Chairman from among the members of the Board of Directors then duly elected and serving (the “Chairman”), which Chairman may, but need not, also hold a separate position as an officer and employee of the Corporation.  If at least such a number of directors is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section III.8 hereof for special meetings of the Board of Directors, or in a waiver of notice thereof.”

The first sentence of Section III.10 of the by-laws was amended to read as follows: “Except as otherwise provided in Section III.6 hereof, at every meeting of the Board of Directors five (5) of the directors shall constitute a quorum.”

The effective date of these amendments was November 30, 2005.

A copy of the amended and restated by-laws is included herein as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

3.1	Amended and Restated By-Laws of Pathmark Stores, Inc.

10.1

Amended and Restated Stockholders’ Agreement, dated as of November 30, 2005, among Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P., Yucaipa American Alliance (Parallel) Fund I, L.P. and Pathmark Stores, Inc.

10.2	Form of Nonqualified Stock Option Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.
(Registrant)

	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President and General Counsel

Dated: December 6, 2005